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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2000 except as to Note 17 which is as of April 18, 2000 and note 2 which is August 21, 2000, related to the financial statements of CollegeClub.com, Inc., which appears in the Current Report on Form 8-K/A (File No. 0-26173) of Student Advantage, Inc. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Diego, California
January 12, 2001